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                                                       Exhibit 21

               SUBSIDIARIES OF THE REGISTRANT
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     Yankee Gas Services Company is a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name.

     Yankee Energy Financial Services Company is a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name.

     Yankee Energy Services Company is a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name in Connecticut and New Jersey.

     NorConn Properties, Inc. is a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name.

     R. M. Services, Inc. is a wholly-owned subsidiary of the registrant. It is incorporated in Connecticut and does business under its own name in Connecticut. R.M. Services, Inc. does business in Pennsylvania under the name, R.M. Connecticut
Services, Inc. and in Massachusetts under the name, REC
Management Services.